Exhibit 99.1

News Release

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN QUARTERLY AND NINE MONTH EARNINGS

Aiken, South Carolina (October 29, 2013) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced earnings for the quarter and nine month periods ended September 30, 2013.  The Company reported net income available to common shareholders of $912,000 or $0.31 per common share (basic) for the quarter ended September 30, 2013, an increase of $352,000 or 62.9% compared to net income available to common shareholders of $560,000 or $0.19 per common share (basic) for the quarter ended September 30, 2012. For the nine months ended September 30, 2013, net income available to common shareholders increased $742,000 or 49.5% to $2.2 million or $0.76 per common share (basic), compared to net income available to common shareholders of $1.5 million or $0.51 per common share (basic) for the same period in 2012. The increases in earnings for the quarter and nine month period are primarily a result of increases in non-interest income combined with a decrease in the net cost of operation of other real estate owned in both periods.

Non-interest income increased $260,000 or 17.6% to $1.7 million for the quarter ended September 30, 2013 from $1.5 million for the comparable quarter in 2012. The increase is a result of an increase in gain on sale of investments of $95,000 or 29.1% combined with income related to a grant the Bank received in recognition of its commitment to community development. During the quarter ended September 30, 2013, the Company recognized $97,000 in grant income in connection with this award compared to the same period in 2012 when no grant income was recognized. Non-interest income for the nine months ended September 30, 2013 increased $1.2 million or 26.9% to $5.4 million compared to $4.3 million for the same period in 2012 as a result of a $733,000 increase in grant income.

Net cost of operation of other real estate owned decreased 815,000 or 61.7% to $506,000 for the quarter ended September 30, 2013 compared to $1.3 million for the same quarter in 2012. For the nine months ended September 30, 2013, net cost of operation of other real estate owned decreased $1.2 million or 47.6% to $1.2 million compared to $2.4 million for the nine months ended September 30, 2012. The net cost of operation of other real estate owned includes all expenses associated with other real estate owned including write-down in value and gain or loss on sales incurred during the period. Other real estate owned was $3.5 million at September 30, 2013 compared to $6.8 million at December 31, 2012 and $11.0 million at September 30, 2012.

Non-performing assets, which consist of non-accrual loans and repossessed assets decreased $9.6 million or 37.9% to $15.6 million at September 30, 2013 from $25.2 million at December 31, 2012 and decreased $22.8 million from $38.4 million at September 30, 2012. For the nine months ended September 30, 2013, an additional $2.6 million was added to the allowance through the provision for loan losses. As a result, the allowance for loan losses represented 2.85% of total loans held for investment at September 30, 2013 and 2.80% of total loans held for investment at December 31, 2012.

Total consolidated assets at September 30, 2013 were $852.4 million compared to $890.4 million at December 31, 2012, a decrease of $38.0 million or 4.3% for the nine month period.  Shareholders’ equity was $77.5 million at September 30, 2013 compared to $82.6 million at December 31, 2012, a decrease of $5.1 million, or 6.2%.  Total loans receivable, net decreased $32.8 million or 8.2% to $364.9 million at September 30, 2013 from $397.7 million at December 31, 2012 due to decreased loan demand.  Total deposits decreased $6.9 million or 1.0% to $669.4 million at September 30, 2013 compared to $676.3 million at December 31, 2012.  FHLB advances, other borrowings, convertible senior debentures and subordinated debentures decreased $26.5 million or 21.1% to $99.3 million at September 30, 2013 from $125.8 million at December 31, 2012.

Security Federal Bank has 13 full service branch locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, Columbia and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Roy Lindburg, Chief Financial Officer, at (803) 641-3070

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KT for the fiscal year ended December 31, 2012.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, except for Earnings per Share and Ratios)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total interest income	$7,706	$8,271	$23,090	$25,698

Total interest expense	1,796	2,463	5,869	7,896

Net interest income	5,910	5,808	17,221	17,802

Provision for loan losses	600	300	2,646	2,975

Net interest income after
provision for loan losses	5,310	5,508	14,575	14,827

Non-interest income	1,738	1,478	5,426	4,276

Non-interest expense	5,665	6,071	16,569	16,494

Income before income taxes	1,383	915	3,432	2,609

Provision for income taxes	361	245	860	779

Net income	$1,022	$670	$2,572	$1,830

Preferred stock dividends	110	110	330	330

Net income available to common
Shareholders	$912	$560	$2,242	$1,500

Earnings per common share (basic)	$0.31	$0.19	$0.76	$0.51

	BALANCE SHEET HIGHLIGHTS

	September 30, 2013	December 31, 2012%

Total assets	$852,439	$890,355	-4.3%

Cash and cash equivalents	10,380	7,904	31.3%

Total loans receivable, net	364,923	397,706	-8.2%

Investment & mortgage-backed securities	426,847	430,988	-1.0%

Deposits	669,353	676,339	-1.0%

Borrowings	99,256	125,813	-21.1%

Shareholders' equity	77,490	82,592	-6.2%

Book value per share	$18.85	$20.45	-7.8%

Total risk based capital ratio (1)	21.20%	20.77%	2.1%

Non performing assets	15,630	25,159	-37.9%

Non performing assets to total assets	1.83%	2.83%	-30.7%

Allowance as a percentage of gross loans, held for investment	2.85%	2.80%	1.8%

(1)- This ratio is calculated using Bank only information and not consolidated information